As filed with the Securities and Exchange Commission on November 20, 2023

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

EA Series Trust
(Exact name of registrant as specified in its charter)

Delaware
(State of incorporation or organization)

See List Below
(I.R.S. Employer Identification Number)

19 East Eagle Road Havertown, PA 19083
(Address of registrant’s principal executive offices)

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Alpha Architect U.S. Quantitative Value ETF	The Nasdaq Stock Market LLC
Alpha Architect International Quantitative Value ETF	The Nasdaq Stock Market LLC
Alpha Architect U.S. Quantitative Momentum ETF	The Nasdaq Stock Market LLC
Alpha Architect International Quantitative Momentum ETF	The Nasdaq Stock Market LLC
Alpha Architect Value Momentum Trend ETF	The Nasdaq Stock Market LLC
Alpha Architect High Inflation and Deflation ETF	The Nasdaq Stock Market LLC
Relative Sentiment Tactical Allocation ETF	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	[X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	[ ]
Securities Act Registration file number to which this form relates: 333-195493
Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.

With respect to Alpha Architect U.S. Quantitative Value ETF, Alpha Architect International Quantitative Value ETF, Alpha Architect U.S. Quantitative Momentum ETF, Alpha Architect International Quantitative Momentum ETF, and Alpha Architect Value Momentum Trend ETF, reference is made to Post-Effective Amendment No. 212 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-195493 and 811-22961), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001829126-23-001142) on January 30, 2023, which is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to such funds is hereby also incorporated herein by reference.

With respect to Alpha Architect High Inflation and Deflation ETF, reference is made to Post-Effective Amendment No. 192 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-195493 and 811-22961), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001829126-22-019276) on November 15, 2022, which is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to such fund is hereby also incorporated herein by reference.

With respect to Relative Sentiment Tactical Allocation ETF, reference is made to Post-Effective Amendment No. 243 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-195493 and 811-22961), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001829126-23-004203) on June 15, 2023, which is incorporated herein by reference. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to such fund is hereby also incorporated herein by reference.

The Trust currently consists of 48 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Alpha Architect U.S. Quantitative Value ETF	47-1477733
Alpha Architect International Quantitative Value ETF	47-2362306
Alpha Architect U.S. Quantitative Momentum ETF	47-4762589
Alpha Architect International Quantitative Momentum ETF	47-4780392
Alpha Architect Value Momentum Trend ETF	82-0794573
Alpha Architect High Inflation and Deflation ETF	88-3465692
Relative Sentiment Tactical Allocation ETF	88-0587381
 Item 2. Exhibits

A.
Registrant’s Restated Certificate of Trust dated April 21, 2022 is incorporated herein by reference to Exhibit (a)(4) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on May 13, 2022 (Accession Number: 0001829126-22-010925).

B.
Registrant’s Agreement and Declaration of Trust dated July 18, 2014 is incorporated herein by reference to Exhibit (a)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on October 17, 2014 (Accession Number: 0001582816-14-000543).

C.
Registrant’s Amended By-Laws dated April 21, 2022 are incorporated herein by reference to Exhibit (b) to Post-Effective Amendment No. 275 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-195493; 811-22961), as filed with the SEC via EDGAR on September 28, 2023 (Accession Number: 0001829126-23-006318).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

EA Series Trust
November 20, 2023

/s/ Patrick R. Cleary
Patrick R. Cleary
President and Principal Executive Officer